SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2010
 (Date of Earliest Event Reported)

American Dairy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation)	001-32473 (Commission File Number)	90-0208758 (I.R.S. Employer Identification No.)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
(Address of principal executive offices, including Zip Code)

1 (626) 757-8885
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)  Dismissal of Independent Registered Public Accounting Firm

Effective April 13, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors of American Dairy, Inc. (the “Company”) approved the dismissal of Grant Thornton, the Hong Kong member firm of Grant Thornton International Ltd. (“Grant Thornton”), as the Company’s independent registered public accounting firm.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report as of and for the fiscal year ended December 31, 2009 included the following explanatory paragraph:  “As discussed in Note 3 to the Notes to the Consolidated Financial Statements, the Company adopted new accounting guidance for business acquisitions, effective January 1, 2009.”

During the fiscal years ended December 31, 2008 and 2009 and the subsequent period through the date of this Current Report on Form 8-K, the Company had (i) no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except as follows.  Grant Thornton’s report dated March 16, 2010 on the Company’s internal control over financial reporting as of December 31, 2009, which was included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010 (the “2010 Form 10-K), expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of the following material weakness related to the accounting treatment for routine and non-routine transactions:  “The Company did not effectively and timely assess the accounting treatment for transactions, including sales, purchases, government subsidy income, and operating expenses.”  This material weakness is identified and described in “Management’s Assessment of Internal Control over Financial Reporting” under Item 9A(b) in the 2010 Form 10-K.  The Audit Committee of the Board of Directors of the Company discussed the subject matter of this material weakness with Grant Thornton.  The Company has authorized Grant Thornton to respond fully to the inquiries of the Company’s new independent registered public accounting firm concerning the subject matter of this material weakness.

The Company provided a copy of the foregoing disclosures to Grant Thornton and requested Grant Thornton to furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the foregoing disclosures and, if not, stating the respects in which it does not agree. A copy of such letter to the SEC, dated April 15, 2010, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)  Engagement of Independent Registered Public Accounting Firm

Effective April 13, 2010, the Audit Committee approved the engagement of Deloitte Touche Tohmatsu CPA Ltd. (“DTTC”) as the Company’s independent registered public accounting firm.  During the fiscal years ended December 31, 2008 and 2009 and the subsequent period through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with DTTC regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
16.1	Letter from Grant Thornton to the Securities and Exchange Commission, dated April 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010	AMERICAN DAIRY, INC.

	By:	/s/ Jonathan H. Chou
Jonathan H. Chou, CFO

EXHIBIT INDEX

Exhibit	Description
16.1	Letter from Grant Thornton to the Securities and Exchange Commission, dated April 15, 2010